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                                                                    EXHIBIT 11.1

                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                          Years ended December 31,
                                                    1995            1996          1997
                                                  -------         -------       --------
HISTORICAL NET LOSS PER SHARE:
  Net loss                                        $(4,588)        $(7,778)      $(11,338)
                                                  =======         =======       ========
  Weighted average common shares
    outstanding                                     1,168           1,502          2,015

  Adjustments to reflect unvested
    shares subject to repurchase                     (397)           (535)          (725)
                                                  -------         -------       --------
  Adjusted shares outstanding                         771             967          1,290
                                                  =======         =======       ========
  Historical net loss per share                   $ (5.95)        $ (8.04)      $  (8.79)
                                                  =======         =======       ========

                                                                               Year ended
                                                                              December 31,
                                                                                  1997
                                                                                --------
PRO FORMA NET LOSS PER SHARE:
  Net loss                                                                      $(11,338)
                                                                                ========
Adjusted shares outstanding                                                        1,290

  Effect of assumed conversion at original
    date of issuance of preferred shares                                           8,782
                                                                                --------
  Adjusted shares outstanding                                                     10,072
                                                                                ========
  Pro forma net loss per share                                                  $  (1.13)
                                                                                ========